As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blue Apron Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4777373
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

28 Liberty Street
New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full title of the plan)

Linda Findley Kozlowski
President and Chief Executive Officer
Blue Apron Holdings, Inc.
28 Liberty Street
New York, New York 10005

(Name and address of agent for service)

(347) 719-4312

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2017 Equity Incentive Plan of Blue Apron Holdings, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission:

•	Registration Statement on Form S-8, File No. 333-219030, filed on June 29, 2017;

•	Registration Statement on Form S-8, File No. 333-224659, filed on May 3, 2018;

•	Registration Statement on Form S-8, File No. 333-231139, filed on April 30, 2019;

•	Registration Statement on Form S-8, File No. 333-236496, filed on February 18, 2020; and

•	Registration Statement on Form S-8, File No. 333-253407, filed on February 23, 2021.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, filed with the SEC on July 30, 2021)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 4, 2021))

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature page)

99.1	2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 (File No 333-218425) filed on June 19, 2017)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of February, 2022.

BLUE APRON HOLDINGS, INC.

By:	/s/ Linda Findley Kozlowski
Linda Findley Kozlowski
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Blue Apron Holdings, Inc., hereby severally constitute and appoint Linda Findley Kozlowski, Randy Greben and Meredith L. Deutsch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Blue Apron Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Linda Findley Kozlowski	President, Chief Executive Officer and Director	February 25, 2022
Linda Findley Kozlowski	(Principal Executive Officer)

/s/ Randy Greben	Chief Financial Officer and Treasurer	February 25, 2022
Randy Greben	(Principal Financial and Accounting Officer)

/s/ Jennifer Carr-Smith	Director	February 25, 2022
Jennifer Carr-Smith

/s/ Peter Faricy	Director	February 25, 2022
Peter Faricy

/s/ Brenda Freeman	Director	February 25, 2022
Brenda Freeman

/s/ Elizabeth Huebner	Director	February 25, 2022
Elizabeth Huebner